Exhibit 3.37

[ILLEGIBLE] ARTICLES OF INCORPORATION ☒ DOMESTIC BUSINESS CORPORATION FEE (PREPARE IN TRIPLICATE) $75.00 DOMESTIC SUSINES CORPORATION A CLOSE CORPORATION — COMPLETE BACK COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE — CORPORATION BUREAU

DOMESTIC PROFESSIONAL CORPORATION 108 NORTH OFFICE BUILDING, HARRHISBURG, PA 17120 ENTER BOARD LICENSE NO. 110 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UN LESS EXEMPT UNDER 15 P.S. 2908 DICustom Window Extrusions, Inc. 111 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE) 8384 Frankstown Road 112 CITY 033 COUNTY 013 STATE 014 ZIP CODE Pittsburgh Allegheny Pennsylvania 15208 (02) 050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION To engage in and perform any and all activities for which corporations may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania. ATTACH 8½ x 11 SHEET IF NECESSARY) The Aggregate Number Shares Classes of Shares and Far Valve of Shares Which the Corporation Shall have Authority to Issue: 041 Stated per Value Per 140 Number and Class of Shares Share if Any

042 Total Authorized Capital 031 Term of Existence 1000 No Par Common None $1,000.00 Perpetual The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator 061.062 060 Name 63.064 Address (Street, City, State, Zip Code) Number & Class of Shares Sandra Pajerski 732 Allegheny River Bl.vd., Oakmont, 1 Share No Par Pa. 15139 Common (ATTACH 8 ¼ x 11 SHEET IF NECESSARY) IN TESTIMONY WHEREOF, THE INCORPORATOR. (S) HAS IHAVEI SIGNED AND SEALED THE ARTICLES OF INCORPORATION this 20th DAY OF February 1985 [ILLEGIBLE] - FOR OFFICE USE ONLY -[ILLEGIBLE] 002 CODE 003 REV BOX SEQUENTIAL NO. 100 MICROFILM NUMBER FEB. 22 1985 1260 85151067 REVIEWED BY 004 SICC AMOUNT 001 CORPORATION NUMBER DATE APPROVED $ 75.00 857511 [ILLEGIBLE] DATE REJECTED CERTIFY TO INPUT BY LOG IN LOG IN £ REV. [ILLEGIBLE] Secretary of the Common wealth MAILED BY DATE £ L & I VERIFIED BY LOG OUT LOG OUT [REFILE] [ILLEGIBLE] £ OTHER [ILLEGIBLE] Commonwealth of Pennsylvania [ILLEGIBLE] Certification#: 10778050-1 Page 1 of 8

Commonwealth of Pennsylvania

Department of State

CERTIFICATE OF INCORPORATION

Office of the Secretary of the Commonwealth In All to Whom These Presents Shall Come, Greeting:

Whereas, Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a “Certificate of Incorporation” evidencing the incorporation of an entity.

Whereas, The stipulations and conditions of the law have been fully complied with by,

CUSTOM WINDOW EXTRUSIONS, INC.

Therefore, Know Me Thom be That subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to he sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this [ILLEGIBLE] day of February in the year of our Lord one thousand nine hundred and [ILLEGIBLE] and of the Commonwealth the two hundred [ILLEGIBLE]

/s/ Secretary of the Commonwealth
Secretary of the Commonwealth

 [ILLEGIBLE] Filed this day of JUN 15 1987 , A. D. 19 DSCA SEC 1 Rev B-72 Commonwealth of Pennsylvania Department of State Filing Fest 841 8753 619 AB-2 857511 [ILLEGIBLE] [ILLEGIBLE] COMMONWEALTH OF PENNSYLVANIA [ILLEGIBLE] DEPARTMENT OF STATE [ILLEGIBLE] CORPORATION BUREAU Secretary of the Commonwealth In compliance with the requirements of auction 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. 5 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that: 1. The name of the corporation is: CUSTOM WINDOW EXTRUSIONS, INC. 2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department): 8384 Frankstown Road (NUMBER) (STREET) Pittsburgh Pennsylvania 15208 (CITY) (ZIP CODE) 3. The statute by or under which it was incorporated is: Act of May 5, 1933, P.C. 364, as amended 4. The data of its incorporation is: February 22, 1985 5. (Check, and If appropriate, complete one of the following): £The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated. Time: The day of , 19 . Place:  Kind and period of notice  The amendment was adopted by a consent at writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation. 6. At the time of the action of shareholders: (a) The total number of shares outstanding was: 100  (b) The number of shares entitled to vote was: 100 Printed and Bold By P. O. Naly Co., 427 Fourth Ave., Pgh., Pe. 18219 Certification#: 10778050-1 Page 3 of 8

[ILLEGIBLE] 8753 620 7. In the action taken by the shareholders: (a) The number of shares votes in favor of the amendment was: 100 (b) The number of shares voted against the amendment was: 0 8. The amendment adopted by the shareholders, set forth in full, is as follows: RESOLVED that the Board of Directors be, and they hereby are, authorized and directed to direct the proper officers of the corporation to amend the corporation’s articles to create a class of no par, 6% noncumulative dividend preferred stock in addition to the no par common stock authorized by the original articles and to take all action necessary or desirable to carry out this resolution. The number of shares authorized hereunder shall be 2500. IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seat, duly attested by another such officer, to be hereunto affixed this 9TH day of JUNE , 1987. Custom Window Extrusions, Inc. (NAME OF CORPORATION) Attest: By: [ILLEGIBLE] (SIGNATURE) [ILLEGIBLE] (SIGNATURE) President (TITLE: PRESIDENT, VICE PRESIDENT, ETC.) Assistant Secretary (TITLE, SECRETARY ASSISTANT SECRETARY, ETC.) (CORPORATE SEAL) INSTRUCTIONS FOR COMPLETION OF FORM: A. Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:11.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name. B. Any necessary governmental approvals shall accompany this form. C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly. D. If the shares of any class were entitled to vote a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b). E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other chasses voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b). F. BCL 1807 (15 P S 51807) requires that the corporation shall advertise its intension to file or the filing of Articles of Amendment Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation RECEIVED [ILLEGIBLE] [ILLEGIBLE] RECEIVED [ILLEGIBLE] [ILLEGIBLE] Certification#: 10778050-1 Page 4 of 8

8753 621

Commonwealth of Pennsylvania

Department of State

To All to Whom These Presents Shall Come, Greeting:

Whereas, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

CUSTOM WINDOW EXTRUSIONS, INC.

Therefore, Know He, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, 1 do by these presents, which 1 have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

Given

under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 15th day of June in the year of our Lord one thousand nine hundred and eighty-seven and of the Commonwealth the two hundred eleventh.

/s/ Secretary of the Commonwealth
Secretary of the Commonwealth

pjd

 Entity#: 857511 Date Filed: 12/18/2007 Pedro A. Cortes Secretary of the Commonwealth PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU Articles of Amendment-Domestic Corporation (15 Pa.C.S.) þ Business Corporation (§ 1915) Nonprofit Corporation (§ 5915) Document will be returned to the [ILLEGIBLE] name and address you enter to [ILLEGIBLE] the left. [ILLEGIBLE] (28936) [ILLEGIBLE] PA 17108-1210 Commonwealth of Pennsylvania ARTICLES OF AMENDMENT-BUSINESS 4 Pages(s) Fee: $70 T0735364153 In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that: 1. The name of the corporation is: Custom Window Extrusions, Inc. 2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department): (a) Number and Street City State Zip County 8384 Frankstown Road, Pittsburgh, PA 15208 Allegheny (b) Name of Commercial Registered Office Provider County c/o 3. The statute by or under which it was incorporated: 1933 Business Corporation Law 4. The date of its incorporation: February 22, 1985 5. Check, and if appropriate complete, one of the following: The amendment shall be effective upon filing these Articles of Amendment in the Department of State. £ The amendment shall be effective on: at Date Hour [ILLEGIBLE] Certification#: 10778050-1 Paged 6 of 8

DSCB:15-1915.5915-2 6. Check one of the following. The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a). The amendment was adopted by the board of directors pursuant to 15 Pa C.S. §, 1914(c) or § 5914(b). 7. Check, and if appropriate, complete one of the following: £ The amendment adopted by the corporation, set forth in full, is as follows. The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof. 8. Check if the amendment restates the Articles: £ The restated Articles of Incorporation supersede the original articles and all amendments thereto. IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 11th day of December , 2007 . Custom Window Extrusions, Inc. Name of Corporation [ILLEGIBLE] Signature Secretary Title Certification#: 10778050-1 Page 7 of 8

Exhibit A

1. Article 1 of the Articles of Incorporation is deleted in its entirety and replaced by the following Article 1: “The name of the corporation is Royal Window and Door Profiles Plant 13 Inc.”

2. The registered office of the corporation shall be changed to:

One Contact Place

Delmont, Pennsylvania 15626

Westmoreland County